Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160993

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated September 16, 2009)

India Globalization Capital, Inc.

1,599,000 Shares of Common Stock
Warrants to Purchase 319,800 Shares of Common Stock

We are offering  and selling  1,599,000 shares of our common stock, par value $.0001 per share and warrants to purchase up to 319,800 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants) directly to investors pursuant to this prospectus supplement and the accompanying prospectus.

 The common stock and warrants will be priced on a per unit basis, with each unit consisting of one share of common stock and a warrant to purchase our common stock. The purchase price of each unit will be $1.25. The shares of common stock and warrants will be issued separately and no units will be issued or certificated. Each purchaser will receive one warrant representing the right to purchase, at an exercise price of $1.60 per share, a number of shares of common stock equal to 20% of the number of shares of common stock purchased by the purchaser in the offering.

We have entered into a letter agreement with Source Capital Group, Inc., as placement agent, relating to the shares of our common stock and warrants offered by this prospectus supplement. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to arrange for the sale of the securities being offered. See the section entitled “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements. The placement agent will receive underwriting compensation for sales of the securities offered hereby at a fixed commission rate of 8.0% of the gross proceeds of the offering.

There is no minimum purchase price or escrow arrangement in connection with the offering. At the closing of the offering, purchasers will make payments directly to us and we will issue and deliver the securities. We expect the closing to occur on or about September 18, 2009.

Our common stock is listed on the NYSE Amex under the symbol "IGC". On September 15, 2009, the last reported sale price of our common stock as reported on the NYSE Amex was $1.33 per share.

Investing in our common stock involves risks. Before investing in our common stock you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement, and in other documents incorporated by reference, including our Annual Report on Form 10-K for our fiscal year ended March 31, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which will describe the terms of the offering before you make your investment decision.

The date of this prospectus supplement is September 16, 2009.

Prospectus Supplement

Prospectus

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither India Globalization Capital nor the sales manager has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither  India Globalization Capital nor the sales manager is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “IGC,” “we,” “our,” “us” or similar references are to India Globalization Capital, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (or the SEC) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “trend,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “target,” “anticipate,” “outlook,” “preliminary,” “will likely result,” “will continue,” and variations thereof and similar terms are intended to be “forward-looking statements” as defined by federal securities laws. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in this prospectus supplement and in the documents incorporated by reference herein, that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are based upon, among other things, our assumptions with respect to:

•	Competition in the road building sector;

•	Legislation by the government of India;

•	General economic conditions and the Indian growth rates;

•	Our ability to win licenses, contracts and execute;

•	current and future economic and political conditions;
•	overall industry and market performance;

•	the impact of accounting pronouncements;

•	management’s goals and plans for future operations; and

•	other assumptions described in this report underlying or relating to any forward-looking statements.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in our most recent Annual Report on Form 10-K and in this prospectus supplement, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein.

Our Business

Background of India Globalization Capital, Inc. (IGC)

IGC, a Maryland corporation, was organized on April 29, 2005 as a blank check company formed for the purpose of acquiring one or more businesses with operations primarily in India through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition. On March 8, 2006, we completed an initial public offering.  On February 19, 2007, we incorporated India Globalization Capital, Mauritius, Limited (IGC-M), a wholly owned subsidiary, under the laws of Mauritius.  On March 7, 2008, we consummated the acquisition of 63% of the equity of Sricon Infrastructure Private Limited (Sricon) and 77% of the equity of Techni Bharathi Limited (TBL). Sricon is an engineering and construction company that is engaged in three business areas: 1) civil construction of highways and other heavy construction, 2) mining and quarrying and 3) the construction and maintenance of high temperature cement and steel plants. TBL is an engineering and construction company engaged in the execution of civil construction and structural engineering projects.

The shares of the two Indian companies, Sricon and TBL, are held by IGC-M.   On February 19, 2009 IGC-M beneficially purchased 100% of IGC Mining and Trading, Limited (IGC-IMT based in Chennai, India).  IGC-IMT was formed on December 16, 2008 as a privately held start-up company engaged in the business of mining and trading.  Its current activity is to operate a shipping hub and export iron ore to China.  On July 4, 2009, IGC-M beneficially purchased 100% of IGC Materials, Private Limited (IGC-MPL based in Nagpur, India), which will conduct IGC’s quarrying business, and 100% of IGC Logistics, Private Limited (IGC-LPL based in Nagpur, India), which will be involved in the transport and delivery of ore, cement, aggregate and other material.   Each of IGC-IMT, IGC-MPL and IGC-LPL were formed by third parties at the behest of IGC-M to facilitate the creation of the subsidiaries, and the purchase price paid for each of IGC-IMT. IGC-MPL and IGC-LPL was equal to the expenses incurred in incorporating the respective entities with no premium paid.  No officer or director of IGC had a financial interest in the subsidiaries at the time of their acquisition by IGC-M.   India Globalization Capital, Inc. (the Registrant, the Company, or we) and its subsidiaries are significantly engaged in one segment, infrastructure construction.

Unless the context requires otherwise, all references in this report to the “Company”, “IGC”, “we”, “our”, and “us” refer to India Globalization Capital, Inc, together with its wholly owned subsidiary IGC-M, and its direct and indirect subsidiaries (Sricon, TBL, IGC-IMT, IGC-MPL and IGC-LPL).

Our principal executive offices are located at 4336 Montgomery Ave, Bethesda, Maryland 20814 and our telephone number is (301) 983-0998.

We maintain a website at http:/ www.indiaglobalcap.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

THE OFFERING

Issuer	India Globalization Capital, Inc.
Securities offered	1,599,000 shares of common stock, $0.0001 par value per share, and warrants to purchase up to 319,800 shares of our common stock.
Warrant terms	The warrants will be exercisable at a price of $1.60 per share of common stock at any time on or after the date of issuance for a period of three years from that date.
Common stock to be outstanding after this offering and before exercise of any of the warrants offered hereby	11,768,991 shares(1)
Manner of Offering	Reasonable best efforts offering that may be made from time to time through our placement agent, Source Capital Group, Inc. See “Plan of Distribution” on page S-6.
Use of proceeds	We expect to use the net proceeds from this offering for working capital, repayment of indebtedness and other general corporate purposes. See “Use of Proceeds” on page S-5.
Listing	Our common stock is listed on the NYSE Amex under the symbol "IGC".
Risk factors
An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the "Risk Factors" section beginning on page S-4, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

 (1) Based on 10,169,991 shares outstanding as of August 31, 2009. Excludes 11,855,122 shares of our common stock issuable upon the exercise of warrants outstanding as of August 31, 2009, 1,491,000 shares of our common stock issuable upon the exercise of options issued under our stock incentive plan and outstanding as of August 31, 2009, and 67,000 shares of common stock available for future issuance under our stock incentive plan as of August 31, 2009.

RISK FACTORS

You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended March 31, 2009, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in the common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.

Risks Related To This Offering

This offering is expected to be dilutive and there may be future dilution of our common stock.

Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering is expected to have a dilutive effect on our earnings per share for the fiscal year ending March 31, 2010. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Investors will incur additional dilution upon the exercise of outstanding stock options and warrants. In addition, if we raise funds by issuing additional securities in the future, the newly issued shares will further dilute your percentage ownership.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The price at which the shares of our common stock may sell in the public market after this offering may be lower than the price at which they are sold. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this "Risk Factors" section, events described or incorporated by reference in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. If the market price of our common stock declines significantly after this offering, you may be unable to resell your shares at or above the public offering price.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $1.84 million.  We intend to use the net proceeds from the sale of securities offered in this prospectus supplement for working capital, repayment of indebtedness and other general corporate purposes.

DESCRIPTION OF WARRANTS

Each purchaser will receive a warrant that will represent the right to purchase up to a number of shares of common stock equal to 20% of shares of common stock purchased by the purchaser in the offering. The exercise price per share of common stock under each warrant will be $1.60. Each warrant may be exercised any time on or after the date of issuance and until the three year anniversary of the date it first became exercisable.

Exercise. Holders of the warrants may exercise their warrants to purchase shares of our common stock for cash on or after the initial exercise date and on or before the expiration date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares to which the warrant is being exercised. In addition, the holders may exercise warrants by means of a “cashless exercise” if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares underlying the warrants. This option entitles the warrant holder to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares to which the warrant holder is entitled, the market value of the common stock on the date of exercise and the applicable exercise price of the warrants. Warrants may be exercised in whole or in part for full shares of common stock. The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Ownership Limitation. We will not effect any exercise of the warrants if it would cause a holder of a warrant to beneficially own more than 4.9% of our outstanding common stock. Beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended. With proper notice to us, the holder of a warrant may elect to waive the 4.9% beneficial ownership limitation in favor of a 9.99% beneficial ownership limitation.

Buy-in Compensation. We provide certain buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the date on which delivery of such stock certificate is required by the warrant. The buy-in rights apply if the holder is required to purchase (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•
pay cash to the holder in an amount equal to the buy-in price, meaning (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased less (ii) the amount obtained by multiplying the number of such shares and the price at which the sell order was executed; and

•
at the holder’s discretion, either reinstate the portion of the warrant and equivalent number of shares for which exercise was not honored or deliver to the holder the number of shares of common stock that would have been issued had we timely delivered the warrant shares.

In addition we will pay the holder $10 per $2,000 worth of warrant shares (measured by the daily volume weighted average price of the Common Stock) purchased for each trading day the shares are not delivered beginning on the third trading day after the date on which delivery of such stock certificate is required by the warrant and ending when the shares are delivered or the warrant reinstated at the holder’s request.

Fundamental Transaction. If, at any time while the warrant is outstanding, (1) we effect any merger or consolidation with or into another person or entity, (2) we effect any sale, license or other disposition of all or substantially all of our assets in one or a series of related transactions, (3) any tender offer or exchange offer approved or authorized by our board of directors (whether by us or another person or entity) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property and the holders of at least 50% of the outstanding common stock accept the offer, (4) we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property or (5) we consummate a stock or share purchase agreement or other business combination (with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock not owned by such person and its affiliates immediately prior to the acquisition in one or a series of related transactions (in any such case, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant. Notwithstanding the foregoing, upon a Fundamental Transaction that is an all cash transaction, a transaction under Rule 13e-3 of the Securities Act of 1934, as amended, or involving a person or entity not traded on a national securities exchange, we or our successor shall pay within 30 days after the consummation of the Fundamental Transaction, cash in an amount equal to the value of the warrant as determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using the price on the day immediately preceding the Fundamental Transaction, a risk free interest rate, and an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

Certain Adjustments. The exercise price of the warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations of our common stock, and if we make or issue to holders of our common stock and not warrant holders a dividend or other distribution payable in securities of the company other than shares of common stock, or in cash or other property.

Additional Provisions. The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that will be incorporated herein by reference.

PLAN OF DISTRIBUTION

We have entered into a letter agreement with Source Capital Group, Inc., as amended, pursuant to which Source Capital is acting as our exclusive placement agent on a reasonable best efforts basis to arrange for the sale of our registered securities to qualified investors, including the 1,599,000 shares and warrants to purchase up to 319,800 shares we are offering to investors by this prospectus supplement.

We currently anticipate the closing of the sale of the common stock and warrants on or about September 18, 2009. On such closing date, the following will occur:

•
we will receive funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date, less the amount of the placement agent’s fee we are paying to the placement agent;

•	we will deliver the warrants being sold on such closing date in certificated form and shares of common stock being sold on such closing date in book-entry form; and

•	we will pay Source Capital a placement agent fee in accordance with the terms of our letter agreement.

We have agreed to pay Source Capital a cash fee equal to 8.0% of the gross proceeds of the offering and to reimburse certain actual expenses of the placement agent incurred in connection with the offering (which amounts shall be reduced from the 8% cash fee payable to the placement agent). As a result, assuming all of the securities offered pursuant to this prospectus supplement are issued and sold by us, we will pay the placement agent $159,900, in total, for its fees and expenses in the offering.  No other compensation or expense reimbursement will be paid to the placement agent in connection with this offering.

The letter agreement with the placement agent will be filed as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The placement agent may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of its business, but we have no present arrangements or understandings to do so.

LEGAL MATTERS

Seyfarth Shaw LLP, Chicago, IL, will issue an opinion about the validity of the shares of common stock offered by this prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of India Globalization Capital, Inc. and subsidiaries as of March 31, 2008 and 2007, and for each of the years in the two-year period ended March 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Yoganandh & Ram, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009

•	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the above documents (other than exhibits to such documents unless those exhibits have been specifically incorporated by reference in this prospectus supplement) may be obtained upon request without charge upon writing to India Globalization Capital, Inc., Attn: Corporate Secretary, 4336 Montgomery Ave, Bethesda, Maryland 20814.

PROSPECTUS —DATED September 16, 2009
$6,000,000
India Globalization Capital, Inc.
Common Stock
Preferred Stock
Warrants
Units

     From time to time, we may offer up to $6,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $6,000,000.

     This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Our common stock is traded on the NYSE Amex under the symbol “IGC.” On September 9, 2009, the last reported sale price for our common stock on the NYSE Amex was $1.27 per share.

     Our principal executive offices are located at 4336 Montgomery Ave, Bethesda, Maryland 20814, and our telephone number is (301) 983-0998.

     We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

     Investing in our securities involves risks that you should consider and that are described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus or any applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2009.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total initial issuance amount of $6,000,000.

     This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in a prospectus supplement. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

     Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us” and “our” refer to India Globalization Capital, Inc. and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, the registration statement and any other free writing prospectus authorized by us to be provided to you. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INDIA GLOBALIZATION CAPITAL, INC.

Background of India Globalization Capital, Inc. (IGC)

IGC, a Maryland corporation, was organized on April 29, 2005 as a blank check company formed for the purpose of acquiring one or more businesses with operations primarily in India through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition. On March 8, 2006, we completed an initial public offering.  On February 19, 2007, we incorporated India Globalization Capital, Mauritius, Limited (IGC-M), a wholly owned subsidiary, under the laws of Mauritius.  On March 7, 2008, we consummated the acquisition of 63% of the equity of Sricon Infrastructure Private Limited (Sricon) and 77% of the equity of Techni Bharathi Limited (TBL). The shares of the two Indian companies, Sricon and TBL, are held by IGC-M.  On February 19, 2009 IGC-M beneficially purchased 100% of IGC Mining and Trading, Limited (IGC-IMT based in Chennai, India).  IGC-IMT was formed on December 16, 2008 as a privately held start-up company engaged in the business of mining and trading.  Its current activity is to operate a shipping hub and export iron ore to China.  On July 4, 2009, IGC-M beneficially purchased 100% of IGC Materials, Private Limited (IGC-MPL based in Nagpur, India), which will conduct IGC’s quarrying business, and 100% of IGC Logistics, Private Limited (IGC-LPL based in Nagpur, India), which will be involved in the transport and delivery of ore, cement, aggregate and other material.   Each of IGC-IMT, IGC-MPL and IGC-LPL were formed by third parties at the behest of IGC-M to facilitate the creation of the subsidiaries, and the purchase price paid for each of IGC-IMT. IGC-MPL and IGC-LPL was equal to the expenses incurred in incorporating the respective entities with no premium paid.  No officer or director of IGC had a financial interest in the subsidiaries at the time of their acquisition by IGC-M.   India Globalization Capital, Inc. (the Registrant, the Company, or we) and its subsidiaries are significantly engaged in one segment, infrastructure construction.

IGC’s organizational structure is as follows:

Most of the shares of Sricon and TBL acquired by IGC were purchased directly from the companies. IGC purchased a portion of the shares from the existing owners of the companies.  The founders and management of Sricon own 37% of Sricon and the founders and management of TBL own 23% of TBL.

The acquisitions were accounted for under the purchase method of accounting.  Under this method of accounting, for accounting and financial purposes, IGC-M, Limited was treated as the acquiring entity and Sricon and TBL as the acquired entities.  The financial statements provided here and going forward are the consolidated statements of IGC, which include IGC-M, Sricon, TBL and their subsidiaries.  However, historical description of our business for periods and dates prior to March 7, 2008 include information on Sricon and TBL.

Unless the context requires otherwise, all references in this report to the “Company”, “IGC”, “we”, “our”, and “us” refer to India Globalization Capital, Inc, together with its wholly owned subsidiary IGC-M, and its direct and indirect subsidiaries (Sricon, TBL, IGC-IMT, IGC-MPL and IGC-LPL).

Overview

Sricon Infrastructure Private Limited (“Sricon”) was incorporated as a private limited company on March 3, 1997 in Nagpur, India.  Sricon is an engineering and construction company that is engaged in three business areas: 1) civil construction of highways and other heavy construction, 2) mining and quarrying and 3) the construction and maintenance of high temperature cement and steel plants.  Sricon’s present and past clients include various Indian government organizations.   It has the prior experience to bid on contracts that are priced at a maximum of about $116 million.   As indicated in previous press releases and quarterly reports, in October 2008 lack of available credit drove Sricon to curtail much of its construction activity, as it was unable to provide Bank Guarantees for construction contracts, and to focus on long term recurring contracts such as maintenance of high temperature cement factories.  This led to a sharp decline in overall revenue.  Sricon took several steps to curtail its expenses including lay offs.  Sricon also turned its attention to pursuing claims against the contracting agencies for delays it had suffered on some of its contracts.  Due to arbitration requirements in our contract agreements, we expect our claims to be resolved in arbitration. Sricon claims losses from having to maintain equipment and personnel during the delay period, as well as opportunity costs.  There can be no assurance that Sricon will be successful in its claims.  While the cost associated with delays is accounted in the relevant period, any revenue from claims is not accounted until and unless they are paid.

Techni Bharathi Limited (“TBL”) was incorporated as a public (but not listed on the stock market) limited company on June 19, 1982 in Cochin, India.  TBL is an engineering and construction company engaged in the execution of civil construction and structural engineering projects.  TBL has a focus in the Indian states of Andhra Pradesh, Karnataka, Assam and Tamil Nadu. Its present and past clients include various Indian government organizations.  The overall lack of liquidity led TBL to curtail its construction contracts and cut its costs through layoffs.  TBL is re-focused on smaller construction contracts and the settlement of claims.

IGC-Mauritius (IGC-M), through its wholly owned subsidiaries (IGC India Mining and Trading (IGC-IMT),  IGC Materials, Private Limited (IGC-MPL) and  IGC Logistics, Private Limited (IGC-LPL) in India, is also involved in the building of rock quarries, the export of iron ore and the transport of materials.  IGC-M operates a shipping hub in the Krishnapatnam port on the west coast of India.   We aggregate ore from smaller mines before shipping to China.  We are also engaged in the production of rock aggregate and the development of rock quarries.  Rock aggregate is used in the construction of roads, railways, dams, and other infrastructure development.  We are in the process of developing several quarries through partnerships with landowners. Iron ore is rock and minerals from which metallic iron can be extracted.  The primary form used in industry today is hematite and is often the principle raw material used to make “pig iron” , a material critical to the production of industrial steel.

Core Business Areas

Our core business areas include the following:

Highway and heavy construction:

The Indian government has articulated a plan to build and modernize Indian infrastructure.  The government’s plan, calls for spending over $475 billion over the next five years for the expansion and construction of rural roads, major highways, airports, seaports, freight corridors, railroads and townships.  We build roads, highways, bridges and other heavy construction build outs.

Mining and Quarrying

As Indian infrastructure modernizes, the demand for raw materials like stone aggregate, coal, ore and similar resources is projected to increase. In 2006, according to the Freedonia Group, India was the fourth largest stone aggregate market in the world with demand of up to 1.1 billion metric tons.  Our primary goal is to build as many as ten rock quarries, operate them and sell rock aggregate to the infrastructure industry.  We are teaming with landowners to build and operate rock quarries.  In addition we have licenses for the operation of rock aggregate quarries.   Our mining and trading activity centers on the export of Iron ore to China.   India is the fourth largest producer of ore, exporting about 100 million tons of iron ore annually to Chinese interests around the world.

Construction and maintenance of high temperature plants

We have an expertise in the civil engineering, construction and maintenance of high temperature plants.  This requires specialized skills to build and maintain high temperature chimneys and kilns.

Customers

We are qualified in all states in India and we have worked in several, including Maharashtra, Gujarat, Orissa and Madhya Pradesh.  The National Highway Authority of India (NHAI) awards interstate highway contracts on a national level, while intra-state contracts are awarded by state agencies. The National Thermal Power Corporation (NTPC) awards contacts for civil work associated with power plants. The National Coal Limited (NCL) awards large mining contracts. Our customers include, or have included, NHAI, NTPC, and various state public works departments.  Sricon is registered across India and is qualified to bid on contracts anywhere in India.  For the export of iron ore from India, we are developing steel factories in China as customers.

Contract bidding process

In order to create transparency, the Indian government has centralized the contract awarding process for building  inter-state roads.  The new process is as follows: At the “federal” level, as an example, NHAI publishes a Statement of Work for an interstate highway construction project.  The Statement of Work has a detailed description of the work to be performed as well as the completion time frame. The bidder prepares two proposals in response to the Statement of Work. The first proposal demonstrates technical capabilities, prior work experience, specialized machinery, and manpower required, and other criteria required to complete the project. The second proposal includes a financial bid.  NHAI evaluates the technical bids and short lists technically qualified companies. Next, the short list of technically qualified companies are  invited to place a detailed financial bid and show adequate financial strength in terms of  revenue, net worth, credit lines,  and balance sheets. Typically, the lowest bid wins the contract. Also, contract bidders must demonstrate an adequate level of capital reserves such as the following:  1) An earnest money deposit between 2% to 10% of  project costs, 2) performance guarantee of between 5% and 10%, 3) adequate working capital and 4) additional capital for plant and machinery.   Bidding qualifications for larger NHAI projects are set by NHAI which are imposed on each contractor.  As the contractor executes larger highway projects, the ceiling is increased by NHAI.

Our Growth Strategy and Business Model

Our business model for the construction business is simple.  We bid on construction, over burden removal at mining sites and or maintenance contracts.   Successful bids increase our backlog of orders, which favorably impacts our revenues and margins.   The contracting process typically takes approximately four months. Over the years, we have been successful in winning one out of every seven bids on average.  We currently have one bid team.    In the next year we will focus on the following: 1) build out between two and five rock quarries, begin production and obtain long term contracts for the sale of rock aggregate, 2) leverage our shipping hub, develop a second shipping hub, develop customers for the delivery and sale of iron ore, 3) execute and expand recurring contracts for infrastructure build out, 4) aggressively pursue the collection of accounts receivables and delay claims.

Competition

We operate in an industry that is fairly competitive.  However, there is a large gap in the supply of well qualified and financed contractors and the demand for contractors.  Large domestic and international firms compete for jumbo contracts over $250 million in size, while locally based contractors vie for contracts less than $5 million. The recent capital markets crisis has made it more difficult for smaller companies to maturate into mid-sized companies, as their access to capital has been restrained. Therefore, we would like to be positioned in the $5 million to $50 million contract range, above locally based contractors and below the large firms, creating a distinct technical and financial advantage in this market niche.  Rock aggregate is supplied to the industry through small crushing units, which supply low quality material.  Frequently, high quality rock aggregate is unavailable, or is transported over large distances.  We fill this gap by providing high quality material in large quantities.  We compete on price, quantity and quality.  Iron ore is produced in India and exported to China.  While this is a fairly established industry, we compete by aggregating ore from smaller suppliers who do not have access to customers in China. Further, at our second shipping hub we expect to install a crusher that can grind ore pebbles into dust, again providing a value added service to the smaller mine owners.

Market Size

The Indian government estimates that it will require $475 billion over the next four to five years to address India’s infrastructure needs.  According to Freedonia Group, in 2006, India was the fourth largest stone aggregate market in the world with demand of up to 1.1 billion metric tons.  With the infrastructure industry expected to grow rapidly, the demand for aggregate is expected to increase over the next five years.  According to the New York Times iron ore ranks among the most important commodities in the world, the main ingredient in steel that goes into construction, bridges and ships.  China imports about half the world’s supply of ore.  In 2008 the market totaled between $75 billion and $80 billion.

Seasonality

The construction industry (road building) typically experiences recurring and natural seasonal patterns throughout India.  The North East Monsoons, historically, arrive on June 1, followed by the South West Monsoons, which usually lasts intermittently until September.  Historically, the monsoon months are slower than the other months because of the rains.  Activity such as engineering, maintenance of high temperature plants, and export of iron ore are less susceptible to the rains.  The reduced paced in construction activity has historically been used to bid and win contracts. The contract bidding activity is typically very high during the monsoon season in preparation for work activity when the rains abate.  During the monsoon season the rock quarries operate to build up and distribute reserves to the various construction sites.

Employees and Consultants

As of March 31, 2009, we employed a work force of approximately 400 employees and contract workers worldwide.  Employees are typically skilled workers including executives, welders, drivers, and other specialized experts. Contract workers require less specialized skills. We make diligent efforts to comply with all employment and labor regulations, including immigration laws in the many jurisdictions in which we operate.  In order to attract and retain skilled employees, we have implemented a performance based incentive program, offered career development programs, improved working conditions, and provided United States work assignments, technology training, and other fringe benefits. We are hoping that our efforts will make our companies more attractive.  While we have not done so yet, we are exploring adopting best practices for creating and providing vastly improved labor camps for our labor force.  We are hoping that our efforts will make our companies “employers of choice” and best of breed.  As of March 31, 2009 our Executive Chairman and Chief Executive Officer is Ram Mukunda and our Chairman is Ranga Krishna.  Our Managing Director for Construction is Ravindra Lal Srivastava, our Managing Director for Materials, Mining and Trading is P. M. Shivaraman.   Our Treasurer and Principal Accounting officer is John Selvaraj.  Our General Manager of Accounting based in India is Santhosh Kumar.  We also utilize the services of several consultants who provide USGAAP systems expertise and SOX expertise, among others.

Environmental Regulations

India has very strict environmental, occupational, health and safety regulations.  In most instances, the contracting agency regulates and enforces all regulatory requirements.   We internally monitor and manage regulatory issues on a continuous basis, and we believe that we are in compliance in all material respects with the regulatory requirements of the jurisdictions in which we operate. Furthermore, we do not believe that compliance will have a material adverse effect on our business activities.

Information and timely reporting

Our operations are located in India where the accepted accounting standards is Indian GAAP, which in many cases, is  not congruent  to USGAAP.  Indian accounting standards are evolving towards adopting IFRS (International Financial Reporting Standards).    We annually conduct PCAOB (USGAAP) audits for the company.  We acknowledge that the process of quarterly reporting and annual audits are at times cumbersome and places significant constraints on our existing staff.  We believe we are still 12 to 18 months away from having processes in place to meet the reporting timetables set out by the U.S. reporting requirements.  Until then we expect to file, from time to time, automatic extensions to meet the reporting timetables.  We will make available on our website, www.indiaglobalcap.com, our annual reports, quarterly reports, proxy statements as well as up to- date investor presentations.  Our SEC filings are also available at www.sec.gov.

THE SECURITIES WE MAY OFFER

     We may offer shares of our common stock, preferred stock, or warrants to purchase any of such securities, either individually or in units, with a total value of up to $6,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;

•	Aggregate principal amount or aggregate offering price;

•	Maturity, if applicable;

•	Rates and times of payment of interest or dividends, if any;

•	Redemption, conversion, exercise or exchange, if any;

•	Ranking;

•	Restrictive covenants, if any;

•	Voting or other rights, if any;

•	Conversion prices, if any; and

•	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

INCORPORATION BY REFERENCE

The following documents filed with the SEC by India Globalization Capital, Inc. (the “Company”) pursuant to the Securities Act of 1933, as amended (the “Securities Act:”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009

•	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the above documents (other than exhibits to such documents) may be obtained upon request without charge upon writing to India Globalization Capital, Inc., Attn: Corporate Secretary, 4336 Montgomery Ave, Bethesda, Maryland 20814.

WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by us in light of our experience and our perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities in the prospectus and any prospectus supplement for general corporate purposes, which could include:

•	Repayment of indebtedness;

•	Working capital;

•	Capital expenditures; and

•	Acquisitions.

We will describe the specific use of proceeds from the sale of the securities in the prospectus supplement.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our amended and restated articles of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our amended and restated articles of incorporation and our bylaws for additional information before you buy any of our capital stock. See “Where You Can Find More Information.”

We are authorized to issue 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001.  As of June 30, 2009 there were 10,091,971 shares of common stock outstanding and no shares of preferred stock outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants can be traded separately.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Our board of directors is divided into three classes (Class A, Class B and Class C), each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.  We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Maryland Anti-Takeover Provisions and Certain Anti-Takeover Effects of our Charter and Bylaws

Business Combinations

Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited for a period of time and require an extraordinary vote. These transactions include those between a Maryland corporation and the following persons (a “Specified Person”):

•
an interested stockholder, which is defined as any person (other than a subsidiary) who beneficially owns 10% or more of the corporation’s voting stock, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock or

•	an affiliate of an interested stockholder.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors of a Maryland corporation also may exempt a person from these business combination restrictions prior to the time the person becomes a Specified Person and may provide that its exemption is subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and a Specified Person are prohibited for five years after the most recent date on which such stockholder becomes a Specified Person. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the votes entitled to be cast by holders of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than voting stock held by the Specified Person with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

A Maryland corporation may elect not to be governed by these provisions by having its board of directors exempt various Specified Persons, by including a provision in its charter expressly electing not to be governed by the applicable provision of Maryland law or by amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any Specified Person. Our Charter does not include any provision opting out of these business combination provisions.

Control Share Acquisitions

The Maryland General Corporation Law also prevents, subject to exceptions, an acquiror who acquires sufficient shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person, any directors who are employees of the corporation and any officers of the corporation. These provisions are referred to as the control share acquisition statute.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted prior to the acquisition by a provision contained in the corporation’s charter or bylaws. Our Bylaws include a provision exempting IGC from the restrictions of the control share acquisition statute, but this provision could be amended or rescinded either before or after a person acquired control shares. As a result, the control share acquisition statute could discourage offers to acquire IGC stock and could increase the difficulty of completing an offer.

Board of Directors

The Maryland General Corporation Law provides that a Maryland corporation which is subject to the Exchange Act and has at least three outside directors (who are not affiliated with an acquirer of the company) under certain circumstances may elect by resolution of the board of directors or by amendment of its charter or bylaws to be subject to statutory corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under these provisions, a board of directors may divide itself into three separate classes without the vote of stockholders such that only one-third of the directors are elected each year. A board of directors classified in this manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing to be covered by the applicable statutory provisions and notwithstanding the corporation’s charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of directors,

•	provide that a director may be removed only by the vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and

•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or the death, removal or resignation of a director.

In addition, a director elected to fill a vacancy under these provisions serves for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. Although a corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute, we have not adopted such a prohibition. We have adopted a staggered board of directors with 3 separate classes in our charter and given the board the right to fix the number of directors, but we have not prohibited the amendment of these provisions.  The adoption of the staggered board may discourage offers to acquire IGC stock and may increase the difficulty of completing an offer to acquire our stock. If our board chose to implement the statutory provisions, it could further discourage offers to acquire IGC stock and could further increase the difficulty of completing an offer to acquire our stock.

Effect of Certain Provisions of our Charter and Bylaws

In addition to the Charter and Bylaws provisions discussed above, certain other provisions of our Bylaws may have the effect of impeding the acquisition of control of IGC by means of a tender offer, proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions of Bylaws are intended to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which our board believes is otherwise unfair to our stockholders. These provisions, however, also could have the effect of delaying, deterring or preventing a change in control of IGC.

Stockholder Meetings; Advance Notice of Director Nominations and New Business . Our Bylaws provide that with respect to annual meetings of stockholders, (i) nominations of individuals for election to our board of directors and (ii) the proposal of business to be considered by stockholders may be made only:

•	pursuant to IGC’s notice of the meeting,

•	by or at the direction of our board of directors or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

Special meetings of stockholders may be called only by the chief executive officer, the board of directors or the secretary of IGC (upon the written request of the holders of a majority of the shares entitled to vote). At a special meeting of stockholders, the only business that may be conducted is the business specified in IGC’s notice of meeting. With respect to nominations of persons for election to our board of directors, nominations may be made at a special meeting of stockholders only:

•	pursuant to IGC’s notice of meeting,

•	by or at the direction of our board of directors or

•
if our board of directors has determined that directors will be elected at the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Our Transfer Agent and Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of common stock or, preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

     We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

     We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	The offering price and aggregate number of warrants offered;

•	The currency for which the warrants may be purchased;

•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	The terms of our rights to redeem or sell the warrants;

•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	The dates on which the right to exercise the warrants will commence and expire;

•	The manner in which the warrant agreements and warrants may be modified;

•	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

•	The terms of the securities issuable upon exercise of the warrants; and

•	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

     Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Maryland.

DESCRIPTION OF UNITS

     We may issue, in one more series, units consisting of common stock, preferred stock, and/or warrants or contracts for the purchase of common stock  and/or preferred stockin any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

     We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

     Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions of the governing unit agreement that differ from those described below; and

•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

     The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

     Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

     We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	Directly to investors, including through a specific bidding, auction or other process;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public; or

•	Through a combination of any such methods of sale.

     We may also in sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

     The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	The purchase price of the securities and the proceeds to us from the sale;

•	Any over-allotment options under which the underwriters may purchase additional securities from us;

•	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; or

•	Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

     Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

 In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

     We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

     Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of India Globalization Capital, Inc., which are listed on the NYSE Amex. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE Amex, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

     Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

     In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Seyfarth Shaw LLP, Chicago, Illinois.  Seyfarth Shaw may also provide opinions regarding certain other matters.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

     The consolidated financial statements and financial statement schedule of India Globalization Capital, Inc. and subsidiaries as of March 31, 2008 and 2007, and for each of the years in the two-year period ended March 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Yoganandh & Ram, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.